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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):   December 26, 2001
                                                          -----------------


                          Isotope Solutions Group, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


      New York                   33-37674-NY                   11-3023098
      --------                   -----------                   ----------
 (State or other jurisdiction    (Commission File            (IRS Employer
      of incorporation)              Number)               Identification No.)



                 700 Stewart Avenue, Garden City, New York 11530
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               (Address of principal executive offices, zip code)


      Registrant's telephone number, including area code:   (516) 222-7749
                                                           ---------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


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ITEM  5.          OTHER  EVENTS

The following notice is provided pursuant to Rule 135c under the Securities Act of 1933 and in satisfaction of the filing requirement of paragraph (d) of that rule.

On December 26, 2001, we raised $130,000 in a private placement in which we sold, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), $130,000 of units, each unit consisting of a convertible promissory note in the principal amount of $50,000 and a common stock purchase warrant to purchase 12,500 shares of our common stock. The notes accrue interest at a rate of 8% per annum and are automatically convertible into shares of our common stock, at a price of $2.00 per share, upon the closing of a private offering of our common stock that we are making during the third and fourth quarters of fiscal 2001 and the first quarter of fiscal 2002. The warrants are exercisable for a period of five years at an exercise price of $2.00 per share. Jack Schwartzberg, our Chief Executive Officer, President and Chairman, purchased $10,000 principal amount of the notes and received warrants to purchase 2,500 shares of common stock.

We are currently making a private offering of a minimum of 1,250,000 shares and a maximum of 2,500,000 shares of our common stock to certain accredited investors at a price of $2.00 per share. The offering will terminate on February 28, 2002. If the offering is completed, we plan to use the proceeds, less the expenses of the offering, for capital expenditures and general corporate purposes, including internal research and development, clinical trials of our Radioactive Cisplatin technology, toxicity studies and patent fees. The net proceeds will be reduced by the principal amount of the convertible notes sold in December 2001 plus the $500,000 in convertible notes we sold in August and September 2001, all of which will convert into common stock upon the initial closing of the private offering. The net proceeds may also be reduced by the conversion by our counsel of up to $355,000 of accrued legal fees into common stock at the $2.00 offering price. We cannot assure you that the offering will be completed nor can we assure you that we will obtain the additional funding we need for our operating requirements.

We offered the units, and we are offering the common stock, in reliance on an exemption from registration for offers and sales of securities that do not involve a public offering. These offerings have not been registered under the Securities Act and neither the units nor the notes, warrants or common stock may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure is neither an offer to purchase nor a solicitation of an offer to sell securities in any jurisdiction in which such an offer or sale would be unlawful.

This notice contains "forward-looking" information within the meaning of the federal securities laws. The forward-looking information includes statements concerning our outlook for the future, as well as other statements of belief, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The forward-looking statements are subject to risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed in, or implied by, the statements.


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                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ISOTOPE SOLUTIONS GROUP, INC.


Dated:  January  3,  2002     By: /s/ Jack Schwartzberg
                                  -----------------------
                                  Jack  Schwartzberg
                                  Chief Executive Officer,
                                  President and Chairman


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